     As filed with the Securities and Exchange Commission on May 1, 2002
                                            Registration No. 333-_______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            BAKER HUGHES INCORPORATED
             (Exact name of registrant as specified in its charter)

                DELAWARE                                  74-0207995
      (State or other jurisdiction             (IRS Employer Identification No.)
    of incorporation or organization)

       3900 ESSEX LANE, SUITE 1200
             HOUSTON, TEXAS                               77027-5177
(Address of Principal Executive Offices)                  (Zip Code)


                            BAKER HUGHES INCORPORATED
                             2002 EMPLOYEE LONG-TERM
                                 INCENTIVE PLAN
                            (Full title of the plan)

                            ALAN R. CRAIN, JR., ESQ.
                                 GENERAL COUNSEL
             BAKER HUGHES INCORPORATED, 3900 ESSEX LANE, SUITE 1200
                            HOUSTON, TEXAS 77027-5177
                     (Name and address of agent for service)

                                 (713) 439-8600
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                                         PROPOSED
                                                                         PROPOSED        MAXIMUM
                                                         AMOUNT          MAXIMUM        AGGREGATE        AMOUNT OF
               TITLE OF SECURITIES                        TO BE       OFFERING PRICE     OFFERING      REGISTRATION
                 TO BE REGISTERED                     REGISTERED(1)    PER SHARE(2)      price(2)          FEE(2)
--------------------------------------------------   ---------------  --------------  ---------------  -------------
Common Stock of Baker Hughes Incorporated,
$1.00 par value per share........................      9,500,000 shs      $37.15      $352,925,000.00   $32,469.10
==================================================   ===============  ==============  ===============  =============


(1) There are also being registered hereunder such additional indeterminate number of shares as may become issuable under the 2002 Baker Hughes Incorporated Employee Long-Term Incentive Plan by reason of certain anti-dilution provisions therein.

(2) The price per share, estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, is based upon the average of the high and low prices of shares of Common Stock on the New York Stock Exchange Composite Transactions on April 24, 2002.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         This Registration Statement incorporates herein by reference the following documents which have been filed with the Securities and Exchange Commission (the "Commission") by Baker Hughes Incorporated ("Baker Hughes" or the "Company"):

         (a) Baker Hughes' Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed on March 13, 2002;

         (b)      Baker Hughes' Current Report on Form 8-K filed April 26, 2002;

         (c) Baker Hughes' Current Report on Form 8-K, filed on April 22, 2002; and

         (d) The description of Baker Hughes' Common Stock contained in Baker Hughes' Current Report on Form 8-K, filed on
                  April 30, 2002.

         All documents filed by Baker Hughes pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

LEGAL MATTERS

         The legality of the securities offered hereby has been passed upon by Daniel J. Churay, Esq., Deputy General Counsel of Baker Hughes, 3900 Essex Lane, Suite 1200, Houston, Texas 77027-5177. As of April 25, 2002, Mr. Churay has options to purchase 20,951 additional shares of Common Stock, of which 7,168 are currently exercisable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

(a) The Company's Restated Certificate of Incorporation contains a provision that eliminates the personal liability of a director to the Company and its stockholders for monetary damages for breach of his fiduciary duty as a director to the extent currently allowed under the Delaware General Corporation Law. If a director were to breach such duty in performing his duties as a director, neither the Company nor its stockholders could recover monetary damages from the director, and the only course of action available to the Company's stockholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. To the extent certain claims against directors are limited to equitable remedies, the provision in the Company's Restated Certificate of Incorporation may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors for breach of their fiduciary duty. Additionally, equitable remedies may not be effective in many situations. If a stockholder's only remedy is to enjoin the completion of the Board of Directors' action, this remedy would be ineffective if the stockholder does not become aware of a transaction or event until after it has been completed. In such a situation, it is possible that the stockholders and the Company would have no effective remedy against the directors.

         Under the Company's Restated Certificate of Incorporation, liability for monetary damages remains for (i) any breach of the duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend or improper repurchase of the Company's stock under Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit. The Company's Restated Certificate of Incorporation further provides that in the event the Delaware General Corporation Law is amended to allow the further elimination or limitation of the liability of directors, then the liability of the Company's directors shall be limited or eliminated to the fullest extent permitted by the amended Delaware General Corporation Law.

(b) Under Article III of the Company's Bylaws as currently in effect and an indemnification agreement with the Company's officers and directors (the "Indemnification Agreement"), each person who is or was a director or officer of the Company or a subsidiary of the Company, or who serves or served any other enterprise or organization at the request of the Company or a subsidiary of the Company, shall be indemnified by the Company to the full extent permitted by the Delaware General Corporation Law.

         Under such law, to the extent that such person is successful on the merits in defense of a suit or proceeding brought against him by reason of the fact that he is or was a director or officer of the Company, or serves or served any other enterprise or organization at the request of the Company, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action.

         Under such law, if unsuccessful in defense of a third-party civil suit or a criminal suit, or if such suit is settled, such a person shall be indemnified against both (i) expenses, including attorneys' fees, and
         (ii) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

         If unsuccessful in defense of a suit brought by or in the right of the Company, where such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that if such person is adjudged to be liable in such a suit for negligence or misconduct in the performance of his duty to the Company, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.

         The Indemnification Agreement provides directors and officers with specific contractual assurance that indemnification and advancement of expenses will be available to them regardless of any amendments to or revocation of the indemnification provisions of the Company's Bylaws. The Indemnification Agreement provides for indemnification of directors and officers against both stockholder derivative claims and third-party claims. Sections 145(a) and 145(b) of the Delaware General Corporation Law, which grant corporations the power to indemnify directors and officers, specifically authorize lesser indemnification in connection with derivative claims than in connection with third-party claims. The distinction is that Section 145(a), concerning third-party claims, authorizes expenses and judgments and amounts paid in settlement (as is provided in the Indemnification Agreement), but Section 145(b), concerning derivative suits, generally authorizes only indemnification of expenses. However, Section 145(f) expressly provides that the indemnification and advancement of expenses provided by or granted pursuant to the subsections of Section 145 shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement. It is unclear whether a court would decide that Delaware's public policy would support this aspect of the Indemnification Agreement under the authority of Section 145(f), or whether Delaware's public policy would cause its invalidation because it does not conform to the distinctions contained in Sections 145(a) and 145(b).

         Delaware corporations also are authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. The Company currently has in effect a directors' and officers' liability insurance policy providing aggregate coverage in the amount of $200,000,000.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.


ITEM 8.  EXHIBITS.

         The following documents are incorporated by reference into or are filed as a part of this Registration Statement:

      4.1 Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to Baker Hughes Annual Report on Form 10-K for the year ended December 31, 1998).

      4.2 Bylaws of Baker Hughes Incorporated Restated as of January 30, 2002 (incorporated by reference from Exhibit 3.2 to Baker Hughes' Annual Report on Form 10-K for the year ended December 31, 2001).

      4.3 Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference from Exhibit 4.2 to Baker Hughes' Registration Statement No. 333-87829 on Form S-3 filed September 27, 1999).

      4.4     Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan.

      5.1 Opinion of Daniel J. Churay, Esq., Deputy General Counsel of Baker Hughes Incorporated, as to the legality of securities to be registered.

     23.1     Consent of Deloitte & Touche LLP.

     23.2     Consent of Daniel J. Churay, Esq. (included in Exhibit 5.1).

     24.1     Powers of Attorney (included on the signature pages hereof).

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its Counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby appoints Michael E. Wiley and G. S. Finley and each of them, either of whom may act without the joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement, including without limitation any registration statement of the type contemplated by Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 24, 2002.

                                            BAKER HUGHES INCORPORATED
                                                  (Registrant)


                                  By          /s/ MICHAEL E. WILEY
                                     -------------------------------------------
                                                 Michael E Wiley
                                      Chairman of the Board, President and
                                             Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                  Signature                                     Title                              Date
                  ---------                                     -----                              ----
            /s/ MICHAEL E. WILEY                  Chairman of the Board, President,           April 24, 2002
--------------------------------------------    Chief Executive Officer, and Director
              Michael E. Wiley                      (principal executive officer)


              /s/ G. S. FINLEY                   Senior Vice President - Finance and
--------------------------------------------     Administration and Chief Financial           April 24, 2002
                G. S. Finley                    Officer (principal financial officer)


             /s/ ALAN J. KEIFER                     Vice President and Controller             April 24, 2002
--------------------------------------------       (principal accounting officer)
               Alan J. Keifer

                  Signature                                     Title                              Date
                  ---------                                     -----                              ----
                                                              Director                        April ___, 2002
--------------------------------------------
          Clarence P. Cazalot, Jr.


           /s/ EDWARD P. DJEREJIAN                            Director                        April 24, 2002
--------------------------------------------
             Edward P. Djerejian


          /s/ ANTHONY G. FERNANDES                            Director                        April 24, 2002
--------------------------------------------
            Anthony G. Fernandes


           /s/ CLAIRE W. GARGALLI                             Director                        April 24, 2002
--------------------------------------------
             Claire W. Gargalli


            /s/ RICHARD D. KINDER                             Director                        April 24, 2002
--------------------------------------------
              Richard D. Kinder


              /s/ JAMES A. LASH                               Director                        April 24, 2002
--------------------------------------------
                James A. Lash


             /s/ JAMES F. MCCALL                              Director                        April 24, 2002
--------------------------------------------
               James F. McCall


            /s/ J. LARRY NICHOLS                              Director                        April 24, 2002
--------------------------------------------
              J. Larry Nichols


           /s/ H. JOHN RILEY, JR.                             Director                        April 24, 2002
--------------------------------------------
             H. John Riley, Jr.


            /s/ CHARLES L. WATSON                             Director                        April 24, 2002
--------------------------------------------
              Charles L. Watson

                                INDEX TO EXHIBITS

                            BAKER HUGHES INCORPORATED
                             2002 EMPLOYEE LONG-TERM
                                 INCENTIVE PLAN

 Exhibit
    No.                                   Description
---------       ----------------------------------------------------------------
    4.1         Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to Baker Hughes Annual Report on Form 10-K for
                the year ended December 31, 1998).

    4.2         Bylaws of Baker Hughes Incorporated Restated as of January 30,
                2002 (incorporated by reference from Exhibit 3.2 to Baker
                Hughes' Annual Report on Form 10-K for the year ended December
                31, 2001).

    4.3         Certificate of Amendment to Restated Certificate of
                Incorporation (incorporated by reference from Exhibit 4.2 to Baker Hughes' Registration Statement No. 333-87829 on Form S-3 filed September 27, 1999).

    4.4         Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan

    5.1         Opinion of Daniel J. Churay, Esq., Deputy General Counsel of
                Baker Hughes Incorporated, as to the legality of the securities to be registered.

   23.1         Consent of Deloitte & Touche LLP.

   23.2         Consent of Daniel J. Churay (included in Exhibit 5).

   24.1         Powers of Attorney (included on the signature pages hereof).